UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Earliest Event Date requiring this Report: July 12, 2012
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CAPSTONE COMPANIES, INC.
(Formerly “CHDT CORPORATION”)
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	0-28331	84-1047159
(State of Incorporation	(Commission File Number)	(IRS Employer
or Organization)		Identification No.)

350 Jim Moran Blvd.
Suite 120
Deerfield Beach, Florida 33442
(Address of principal executive offices)

(954) 252-3440
(Registrant's telephone number, including area code)
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Item 8.01	Other Events

Capstone Companies, Inc. announced today that it has been notified by Dr. Jeffrey Postal, a member of its Board of Directors, of his intent to be actively purchasing Capstone shares of common stock on the open market or in privately negotiated transactions.  Dr. Postal indicated his intentions to purchase up to 50,000,000 shares of stock over a period of 6 months, excluding restricted periods in which insiders are not allowed to be trading the Company’s Common Stock as in accordance with Company insider trading policies.

As of Dr. Postal’s most recent Form 4 filed on July 29, 2011, he held 62,413,177 shares of Common Stock, or 9.6% of total shares of Common Stock issued and outstanding as of June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE COMPANIES, INC., A FLORIDA CORPORATION

By:	/s/ Stewart Wallach
Chief Executive Officer